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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               September 14, 2000
                                 Date of Report
                       (Date of Earliest Event Reported)


                         Commission File No.  2-97869-D
                                              ---------

                              CRAFTCLICK.COM, INC.
                              --------------------
                (Name of Small Business Issuer in its Charter)

           Utah                 2-97869-D             87-0419571
     (State or other     (Commission File No.)   (IRS Employer I.D. No.)
     Jurisdiction)

                            432 Culver Blvd.
                    Playa Del Rey, California 90293
                    --------------------------------
                  (Address of Principal Executive Offices)

                 Issuer's Telephone Number:  (310) 827-3500

Item 1.     Changes in Control of Registrant.

     On September 14, 2000, the Registrant and Russell T. Murray executed a Binding Memorandum of Understanding (the "Murray Agreement") that was approved by the Board of Directors. Pursuant to the Murray Agreement, Mr. Murray agreed to: (i)provide a two year commitment to maintain an online arts and crafts web site for the Registrant and to ship customer orders, if applicable; (ii) maintain the Registrant's "public company" status and fulfill the filing requirements with the Securities and Exchange Commission for a minimum of two years; and satisfy the Registrant's ongoing obligations, and maintain the Registrant as a "going concern" for a minimum of two years.
Mr. Murray's obligations are an effort to ensure that the Registrant can meet its obligations on a timely manner during the next two years.

     In consideration of the foregoing, the Registrant agreed to amend its Articles of Incorporation to provide for a class of Series B Preferred Stock convertible into common stock on a one for one basis and requiring this Series to be voted with the common stock, on a basis of 20 votes per each share (see
Item 5), and to initially issue Mr. Murray 1,500,000 shares of this Series. For each additional six months that the Registrant continues in business operations as a result of Mr. Murray fulfilling his obligations under the Murray Agreement during the next two years, he will be issued 1,000,000 additional shares of this Series, up to a total, including the initial 1,500,000 shares of this Series, of 5,500,000 shares.

     If the Registrant is acquired at any time in any transaction pursuant to which it is not the surviving entity, all unissued and unearned Series B Preferred Stock due to Mr. Murray under the Murray Agreement shall issued on the date of any such transaction.

     The Murray Agreement also provided for a realignment of the Board of Directors and executive officers, as outlined in Item 6.

     Prior to the completion of the Murray Agreement, Mr. Murray was the Vice President of Internet Operations and an employee of the Registrant.

     Funds required by Mr. Murray to fulfill his obligations are to come from personal assets.

     A copy of the Murray Agreement is attached hereto and incorporated herein by reference. See Item 7.

Item 5.     Other Events.

     On September 27, 2000, the Articles of Incorporation of the Registrant were amended by resolution of the Board of Directors in accordance with the Utah Revised Business Corporations Act to create a class of Series B Preferred Stock, of which 4,900,000 shares are currently authorized, with the following rights, privileges and preferences: (i) Voting: Will be together as a single class with holders of common stock, with each share of preferred stock being entitled to cast 20 votes per share; and (ii) Optional Conversion: The preferred stock is convertible at any time at the option of the holders thereof, at the rate of one (1) share of common stock for each share of preferred stock. This amendment was made to facilitate the "change of control" transaction outlined in Item 1. The total number of shares of Series B Preferred Stock that may be required to be issued under the Murray Agreement is 5,500,000 shares; accordingly, the Articles of Incorporation may need to be amended in the future to increase the present authorized capital by increasing the number of authorized preferred stock from the present authorization of 5,000,000 shares. Any such amendment will require the vote of persons owning a majority of the outstanding voting securities of the Registrant, and Mr. Murray's current ownership of Series B Preferred Stock under the Murray Agreement gives him sufficient voting control so that no other votes will be required or necessary to effect this amendment. See Item 1.

     A copy of the Articles of Amendment is attached hereto and incorporated herein by reference. See Item 7.

Item 6.     Resignations of Registrant's Directors.

     In connection with the "change of control" outlined in Item 1, the following persons resigned as directors and/or executive officers of the
Registrant: Peter A. Yollin, Director, Chairman and Chief Executive Officer; Edgar E. Cayce, Director, Vice President and Chief Technology Officer; Leslie Linsley, Director; and Sanjay Sabnani, Director. The current directors and executive officers of the Registrant are: Sandip Seth, Director, President and COO; Maninder Singh, Director, CFO and Secretary; Russell T. Murray, Director and Chairman; Amy Murray, Director; and Stephen C. Wolfe,II, Director.

Item 7.      Financial Statements and Exhibits.

      (a)    Financial Statements of Businesses Acquired.

                  None, not applicable.

      (b)  Pro Forma Financial Information.

                  None, not applicable.

      (c)  Exhibits.


Description of Exhibit                     Exhibit Number

Articles of Amendment regarding                  3
new class of preferred stock

Binding Memorandum of Understanding             10
with Russell T. Murray

                                     SIGNATURES

              Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                CRAFTCLICK.COM, INC.

     Date: 9/27/2000                            By/s/Sandip Seth
                                                  Sandip Seth, Director
                                                  and President